Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Equity Trust

We consent to the use of our reports dated July 29, 2009, incorporated herein by reference, on the financial statements of ING Small Cap Value Multi-Manager Fund, a series of ING Equity Trust and ING Small Company Fund, a series of ING Series Fund, Inc., and to the reference to our firm under the heading “Financial Highlights” in Appendix B in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

October 15, 2009